Exhibit (a)(2)(D)

Resources Inc.August 2006 Building North America’s Next Mid-Tier Gold and Copper Producer Turning Experience and Opportunity into Gold REJECT the Barrick Bid – DO NOT TENDER your shares

NovaGold has filed a directors’ circular with Canadian securities regulatory authorities and a recommendation statement with United States Securities and Exchange Commission (the “SEC”) with the respect to Barrick’s tender offer for NovaGold shares.  Investors and shareholders are strongly advised to read the directors’ circular and recommendation statement, as well as any amendments and supplements to those documents, because they contain important information. Investors and shareholders may obtain a free copy of the directors' circular at www.sedar.com or the recommendation statement from the SEC’s website at www.sec.gov.  Free copies of these documents can also be obtained by directing a request to NovaGold’s investor relations department. YOU SHOULD READ THE DIRECTORS' CIRCULAR AND RECOMMENDATION STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE BID. Directors’ Circular

This presentation includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and resources, exploration results, production and cost estimates and future plans, objectives and achievements of NovaGold and Barrick and predictions or beliefs about future events, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include fluctuations in gold, copper and other commodity prices and currency exchange rates; uncertainties relating to interpretation of drill results and the geology, continuity and grade of mineral deposits; uncertainty of estimates of capital and operating costs, production estimates and estimated economic return; uncertainties relating to availability and timing of permits and the need for cooperation of government agencies and native groups in the exploration and development of properties; uncertainties involved in litigation, including litigation concerning Pioneer Metals and the Grace Property; need to obtain additional financing to develop properties; the possibility of delay in exploration or development programs and uncertainty of meeting anticipated program milestones; uncertainties arising out of Barrick's management of the Donlin Creek property and disagreements with Barrick with respect thereto, and other risks and uncertainties disclosed under the heading “Caution Regarding Forward-Looking Statements” and elsewhere in NovaGold’s Directors’ Circular and under the heading "Risk Factors" and elsewhere in the Company's Annual Information Form for the year ended November 30, 2005, filed with the Canadian securities regulatory authorities and available at www.sedar.com and the Company's annual report on Form 40-F filed with the SEC and available with www.sec.gov. Forward-Looking Statement

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board believes that: The Barrick bid significantly undervalues NovaGold The Barrick bid does not reflect the value of NovaGold’s 70% ownership in Donlin Creek project NovaGold is approaching major project milestones in the months ahead that will demonstrate significant additional value on a stand-alone basis Greater value may be generated through alternative transactions than through the Barrick bid

Summary Terms of the Hostile Bid

<table>
<tr><td>Barrick Bid</td><td>➢ On July 24, 2006, Barrick announced its intention to launch a hostile take-over bid for NovaGold at US$14.50 cash per share
➢ On August 4, 2006, Barrick formally launched its take-over bid</td></tr>
<tr><td>Implied (Discount) / Premium[1]</td><td><table><tr><td></td><td colspan="2">Prior to Announcement of Bid</td></tr><tr><td>August 11, 2006</td><td>20-trading days</td><td>1-day</td></tr><tr><td>(14.6%)</td><td>13.9%</td><td>24.3%</td></tr></table></td></tr>
<tr><td>Implied Valuation</td><td>➢ Implies NovaGold Equity Value of US$1.5 billion[2] and Enterprise Value[3] of US$1.2 billion
➢ Enterprise Value / Resources: [4]
▪ US$33 / oz of gold resources
▪ US$19 / oz of gold equivalent resources</td></tr>
<tr><td>Conditions</td><td>➢ Minimum 50.1% tender on fully-diluted basis
➢ Shareholder Rights Plan waived or made ineffective
➢ Receipt of all necessary regulatory clearances
➢ Absence of material adverse change</td></tr>
<tr><td>Timing</td><td>➢ Bid expires at 6:00PM EDT September 15, 2006</td></tr>
</table>

1) 1-day premium calculation based on 7/21/06 closing price of US$11.67. 20-day premium calculation based on 6/23/06 closing price of US$12.73. Current discount based on the 8/11/06 closing price of US$16.61.
2) Assumes fully diluted shares outstanding of 106.9mm (91.6mm issued and outstanding, 8.7mm options, 6.6mm warrants).
3) Enterprise Value equals market cap plus net debt (including convertible and preferred) less equity investments.
4) Assumes 70% ownership of Donlin Creek. At 30%, these amounts would be US$48 / oz of gold resource or US$23 / oz of gold equivalent resource. Gold resource estimate includes Measured and Indicated resources and Inferred resources. Gold equivalent resource calculation assumes US$515/oz Gold, US$8/oz Silver and US$1.10/lb Copper.

NovaGold RESOURCES INC.
4

Why Barrick’s Hostile Bid for NovaGold Now? NovaGold’s Board believes Barrick: Will not meet its timeline to earn an additional 40% interest in the Donlin Creek project Wants to acquire NovaGold before the Company achieves major project milestones in the months ahead, capturing the significant additional value that would otherwise accrue to NovaGold shareholders Needs new, large scale deposits to maintain current production levels Wants to improve its political risk profile with North American-based assets Bid low to achieve significant net asset value (NAV) accretion to Barrick

Barrick's Bid for Pioneer Metals is a Diversion

- NovaGold's lawsuit is predicated on Barrick's breach of confidentiality
  - Barrick bid for Pioneer with confidential information concerning Galore Creek
  - NovaGold seeking court order to impose a constructive trust for the benefit of NovaGold
  - See Appendix A for legal authorities supporting NovaGold's position
- Pioneer's lawsuit is without merit
  - NovaGold has applied to BC government for surface lease rights over part of the Grace Claims
  - BC government, owner of the surface rights, has the right to unilaterally approve NovaGold's application
  - BC government denied Pioneer's request to void NovaGold's work permits
  - Three seasons of exploration have demonstrated that there is no surface mineable mineralization under the lease area

NovaGold's management and Board do not consider Barrick's competing bid for Pioneer Metals to be an impediment to development of Galore Creek

NovaGold RESOURCES INC.
6

NovaGold Owns 70% of Donlin CreekTo earn an additional 40% interest in the project, by November 2007 Barrick must: Spend a specified amount on exploration and development Complete a bankable Feasibility StudyObtain Board approval for constructionAgreement requires construction plan and budget to be in place 120 days after Board decision NovaGold believes Barrick will not achieve the required milestones Barrick has not initiated permitting process with government authorities Pre-Feasibility not targeted until the end of March 2007 After permits have been submitted, it will take at least two years to approve We believe Barrick will not be able to acquire the necessary permits (including the completion of an Environmental Impact Statement) in time to make a valid and meaningful Board construction decision Feasibility and Board approval must be for a mine with an anticipated production rate of not less than 600,000 ounces of gold or gold equivalent per year for the first five years of production.

NG Believes Barrick Will Not Earn an Additional 40% at Donlin Creek

- Barrick is concerned about the timeline
  - Barrick initiated strategic discussion with NovaGold in February 2006, which included:
    - Potential modification of Donlin Creek agreement to allow Barrick to earn its additional 40% interest under a modified timeline
    - Valuable consideration to NovaGold
    - Potential joint venture on Galore Creek project
  - No discussion of corporate acquisition occurred at *any* time



Placer Dome Published Plan
Milestone
Achieved?
Activity
Pre-Feasibility Completion
Feasibility Completion
Receipt of Major Construction Permits
Board Approval to Start Construction (November 2007)
Infill Drilling
EIS / Permit Process
Project Construction
2002
2003
2004
2005
2006
2007
2008
Actual Placer /Barrick Performance
No Significant Drilling or Exploration Completed
Infill Drilling
26,000m Drilling
Infill Drilling
80,000m Drilling
EIS / Permit Process
NovaGold Earns 70% (November 2002)
Barrick Buys Placer Dome
Revised Target Barrick Pre-Feasibility

We believe Barrick is attempting to acquire NovaGold because Barrick will not meet the earn-in milestones at Donlin Creek

NovaGold RESOURCES INC.
8

Bid Fails to Recognize Value of NovaGold’s World-Class Projects and Growth Prospects World-class portfolio of assets all located in North America NovaGold’s 70% ownership interest in Donlin Creek Among strongest growth profiles of any gold exploration or development company Targeted annual production of greater than 1 mm ozs of gold and 370 mm lbs of copper Anticipated low cost gold production Proven track record of resource growth and significant exploration upside potential Strong and experienced management team C$204 million in cash and cash equivalents, C$72 million in market value of investments and C$126 million of options / warrants proceeds as of May 31, 2006

World-Class North American ProjectsDonlin Creek (70% ownership) One of the largest gold deposits in the world (1) Joint venture with Barrick (30%) with option for Barrick to earn additional 40% interest Native American Partner – Calista Corporation has option to acquire up to 15% interest Galore Creek (100% ownership) One of the world’s largest undeveloped copper-gold deposits (1) Buy-in agreement for 100% ownership on principal property Feasibility Study to be completed in 2H 2006, permits and construction decision in 2007 First Nations Partner – Tahltan Central Council Nome Operations (Rock Creek, Big Hurrah & Nome Gold) (100% ownership) Rock Creek will be NovaGold’s first gold mine to begin operations Permitting and construction in 2006, initial production 2007 Native American Partners – Bering Straits Native Corporation and Sitnasauk Corporation Ambler (51% ownership) One of the world’s largest high-grade undeveloped copper-zinc-gold-silver deposits (1) Earning 51% joint venture interest with Rio Tinto Native American Partner – Nana Regional Corporation 1) Source: Metals Economics Group.

Large Gold and Copper Resource Base Net Share of Contained Metal  (1) Resource As of January 2006, Project Ownership Category Gold Equivalent  (2) Copper (M oz.) (B lbs.) Galore Creek 100% Measured & Indicated 7.1 6.8 Inferred 8.3 5.0 Donlin Creek 70% Measured & Indicated 10.4 - Inferred 9.6 - Nome Operations 100% Measured & Indicated (3) 1.7 - Inferred (3) 1.6 - Ambler 51% Inferred  (4) 0.9 1.6 Total Measured & Indicated 19.2 6.8 Inferred 20.4 6.6 Source: Company filings. 1) Assumes net inventory to NovaGold of 70% at Donlin Creek, 100% Galore Creek (80% of Copper Canyon Inferred resources), 100% Nome Operations and 51% of Ambler. Assumes no exercise of Calista's right to earn up to 15% of Donlin Creek.2) Based on gold equivalent resources assuming a price of US$515/oz for gold and US$8/oz for silver. 3) Historic resource amount from the 1995 Alaska Gold Company report that NovaGold’s management believes is relevant and reliable. See disclosure on page 33. 4) Historic resource amount completed by Kennecott in 1995 and NovaGold’s management believes it is relevant and reliable. See disclosure on page 33.

Donlin Creek Ranks Among the World’s Largest Undeveloped Gold Deposits Source: Metals Economics Group and NovaGold. Includes projects listed with primary metal as gold. Note: Includes Measured and Indicated resources, and Inferred resources only. 1) Represents 100% of Donlin Creek resources. Millions of ozs of Gold Resources Location Owner Mine Russia Polyus Gold Nezhdaninskoye Russia Gov’t of Russia Sukhoi Log Australia Newcrest Cadia East Venezuela Crystallex Las Cristinas Australia Newmont Boddington Chile Barrick Pascua Lama Mexico Glamis Penasquito United States NovaGold / Barrick Donlin Creek Chile Bema / Arizona Star Cerro Casale Russia Polyus Gold Natalka (1) Inferred Resources Measured and Indicated Resources Proven and Probable Reserves 33.1 30.8 29.6 28.9 28.5 27.1 21.7 21.4 18.3 17.9 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 Sukhoi Log (Gov't of Russia) Natalka (Polyus Gold) Donlin Creek (NovaGold / Barrick) Pascua Lama (Barrick) Las Cristinas (Crystallex)

Galore Creek Ranks Among the World’s Largest Undeveloped Copper-Gold Deposits Source: Metals Economics Group and NovaGold. Projects listed with primary metal as copper and ranked by total copper resources. Note: Includes Measured and Indicated resources, and Inferred resources. 1) Represents 100% of Galore Creek and 100% of Copper Canyon resources. Location Owner Mine Pakistan Antofagasta / Barrick Reko Diq Philippines Indophil Tampakan Venezuela Gold Reserve Brisas Del Cuyini Australia Newmont Boddington Canada Lumina Casino Chile Bema / Arizona Star Cerro Casale Philippines Benquet Kingking Papua New Guinea Falconbridge Frieda River Canada NovaGold Galore Creek Mongolia Ivanhoe Oyu Tolgoi Billions of lbs of Copper Resources Proven and Probable Gold Reserves Measured and Indicated Gold Resources Inferred Gold Resources Proven and Probable Copper Reserves Measured and Indicated Copper Resources Inferred Copper Resources (1) Millions of ozs of Gold Resources 25.7 25.3 25.0 12.0 11.1 9.6 7.6 7.4 2.0 1.6 0.0 10.0 20.0 30.0 40.0 Tampakan (Indophil) Oyu Tolgoi (Ivanhoe) Frieda River (Falconbridge) Cerro Casale (Bema) Boddington (Newmont) 14.5 19.8 15.9 13.8 8.7 15.0 28.9 11.4 21.4 12.5 0.0 10.0 20.0 30.0 40.0 Tampakan (Indophil) Oyu Tolgoi (Ivanhoe) Frieda River (Falconbridge) Cerro Casale (Bema) Boddington (Newmont) 0.0 10.0 20.0 30.0 40.0 Tampakan (Indophil) Oyu Tolgoi (Ivanhoe) Frieda River (Falconbridge) Cerro Casale (Bema) Boddington (Newmont) 0.0 10.0 20.0 30.0 40.0

Significant Resource Base in Stable Countries NovaGold’s gold equivalent resource including copper versus mid-tier North American gold producers Source: Company filings. 1) Based on gold equivalent resources, including copper, assuming a price of US$515/oz for Gold, US$8/oz for Silver and US$1.10/lb for Copper. 2) Includes Measured and Indicated resources and Inferred resources from Donlin Creek, Galore Creek and Nome Operations. 3) Includes Proven and Probable reserves. Millions of ozs of Attributable Gold Resources (1) Inferred Resources (Non-North America) Inferred Resources (North America) Measured and Indicated Resources (Non-North America) (3) Measured and Indicated Resources (North America) (3) (2) 67.8 63.9 50.5 31.3 25.6 21.3 14.9 11.3 8.2 5.2 0 10 20 30 40 50 60 70 80 Glamis NovaGold Goldcorp Kinross Yamana Agnico Gammon Lake Eldorado Meridian Alamos

Anticipated Low Cost Gold Production Source: Gold Fields Mineral Services. 1) NovaGold estimates from management and independent project engineering studies net of silver and copper credits using US$515/oz gold, US$8/oz silver and US$1.10/lb copper. Estimate for Nome Operations US$260 - US$285/oz Total Cash Cost Per Ounce of Gold (US$/oz) Cumulative Percent of Gold Mine Production Weighted Average Estimate for Donlin, Galore and Nome <US$100/oz 2005 Industry Cash Costs (1) US Industry Average Cash Cost ~US$280 (1) $0 $100 $200 $300 $400 $500 $600 $700 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0%

Proven Track Record of Resource Growth Note: Reflects 70% ownership in Donlin Creek, 100% Galore Creek, 100% Nome Operations and 51% of Ambler. 1) Based on gold equivalent resources assuming a price of US$515/oz for gold and US$8/oz for silver. Historic resource amount for the Nome Operations from the 1995 Alaska Gold Company report that NovaGold’s management believes is relevant and reliable. See disclosure on p. 33. Historic resource amount completed for the Ambler Deposit by Kennecott in 1995 and NovaGold’s management believes it is relevant and reliable. See disclosure on p. 33. Average increase in gold equivalent resource since 1999: 5.3 million ozs per year Millions of Gold Equivalent ozs (1) Billions of lbs of Copper Resources Increase in Resources Measured and Indicated Gold Equivalent Resources (Gold and Silver) Inferred Gold Equivalent Resources (Gold and Silver) Measured and Indicated Copper Resources Inferred Copper Resources 0.5 3.7 12.8 17.3 19.9 25.0 31.6 38.1 40.9 0.0 10.0 20.0 30.0 40.0 50.0 1998 1999 2000 2001 2002 2003 2004 2005 2006 0.5 3.7 12.8 17.3 19.9 25.0 31.6 38.1 40.9 0.0 10.0 20.0 30.0 40.0 50.0 1998 1999 2000 2001 2002 2003 2004 2005 2006 2.8 8.4 13.4 13.4 0 4 8 12 16 20 1998 1999 2000 2001 2002 2003 2004 2005 2006

Donlin Creek Exploration Upside Main Acma Deposit Plunge of sills on the southern limb fold axis remains open to depth with major resource expansion potential Section 3 Acma Deposit Looking NE Up trend of feeder dikes Partial or pending assays East Acma

DC06-1144 164.7 m of 3.68 g/t Bridges Acma and East Acma structural intersections East Acma RDXL feeder dike Acma ore control Plunge of sills on fold axis Open to depth in E. Acma with major resource expansion potential RDA feeder dike East Acma ore control Section 5 Acma Deposit East Acma Target Main Acma Deposit Looking NE Up trend of feeder dikes Assays pending Donlin Creek Exploration Upside

Donlin Creek Exploration Upside



Main Acma Deposit
East Acma area
DC06-1114
DC06-1144
DGT06-1155
15.5 m of 12.67 g/t
Section 6878400 N
LEGEND
Geology features
Fault
Intrusive dyke and sill units
Open Pit Outline
US$500 Pit Outline
200m Buffer Pit
Estimated Blocks:
Measured and Indicated - Black Outline
Inferred - Blue Outline
Trace scheme AU
0.76 to 4 (g/t)
4 to 8 (g/t)
>8 (g/t)
2006 Drillholes - red trace
meters

NovaGold RESOURCES INC.
19

Typical areas of un-estimated blocks due to limited drilling Donlin Creek Exploration Upside

Galore Creek Exploration Upside – Immediate Extensions – Central Deposit – NGL Central Deposit Depth Potential 150% Pit 2006 Feasibility 100% Pit GC06-712 341.44m @ 0.858% CuEq GC06-715 365.82m @ 0.729% CuEq

Galore Creek Exploration Upside – Immediate Extensions – Central Deposit – Bountiful As all assays are not yet returned, the drill strings display chalcopyrite percentages. Bountiful Zone GC06-721 556.9m @ 0.555% CuEq

Strong Projected Gold and Copper Production NovaGold’s net share of estimated production Note: Estimates from management and independent project engineering studies. 1) Galore production represents average gold equivalent (gold and silver only) projected production from 2011E-2016E, based on the 10/05 pre-feasibility study. Gold equivalent calculation assumes US$515/oz gold and US$8/oz silver. 2007 2008 2009 With Donlin (1) Thousands of ozs of Gold Production Millions of lbs of Copper Production Nome Operations 100% (Gold) Galore Creek 100% (Gold) Galore Creek 100% (Copper) Donlin 30% (Gold) Donlin 40% (Gold) 2010 / 2011 (1) 56 135 129 458 1,228 0 200 400 600 800 1000 1200 1400 2007 2008 2009 2010 / 2011 With Donlin 56 135 129 458 1,228 0 200 400 600 800 1000 1200 1400 2007 2008 2009 2010 / 2011 With Donlin 371 371 0 100 200 300 400 500 600 700 800 2007 2008 2009 2010 / 2011 With Donlin

Strong and Experienced Management Team

Don MacDonald
Senior Vice President & CFO
(25 years)

Rick Van Nieuwenhuyse
President & CEO
(25 years)

- **Doug Brown**
  VP Business Development
  (18 years)
- **Joe Piekenbrock**
  VP Exploration
  (25 years)
  - **Jim Muntzert**
    Senior Project Manager
    (30 years)
  - **Jerry Zieg**
    Exploration Manager Alaska
    (25 years)
- **Greg Johnson**
  VP Corporate Communications & Strategic Development
  (18 years)

Peter Harris
Senior Vice President & COO
(30 years)

- **Doug Nicholson**
  VP / GM Alaska Gold
  (18 years)
- **Carl Gagnier**
  EVP / GM NovaGold Canada
  (18 years)
- **Curtis Williams**
  Project Manager
  (30 years)

Note: Years in italics represent years of industry experience.

NovaGold RESOURCES INC.
24

Extensive Construction and Operations Experience Major mining projects undertaken by members of the NovaGold management and operating team in past positions Red Dog (Alaska) Musselwhite (Ontario) Yanacocha (Peru) Gibraltar (British Columbia) Bulyanhulu (Tanzania) Campbell/Red Lake (Ontario) Base Metals and Diamonds Gold Snap Lake (Northwest Territories) Pueblo Viejo (Dominican Republic) Granny Smith (Australia) Endako (British Columbia) La Coipa (Chile) Round Mountain (Nevada) Ekati (Northwest Territories) Misima (Papua New Guinea) Fort Knox (Alaska) Diavik (Northwest Territories) Pogo Gold (Alaska) Cortez (Nevada) Zaldivar (Chile) South Deep (South Africa) Porgera (Papua New Guinea)

Track Record of Consistent and Superior Shareholder Returns


7-year share price appreciation
6000%
5000%
4000%
3000%
2000%
1000%
0%
-1000%
7-Year Share Price Appreciation
Aug-99
Jun-00
Mar-01
Jan-02
Nov-02
Sep-03
Jul-04
May-05
Mar-06
70% Compound Annual Growth Rate
NovaGold 3927%
Glamis 1263%
Goldcorp 761%
Eldorado 710%
Gammon Lake 587%
Bema 565%
Agnico 355%
Meridian 306%
Barrick 11%

Source: Bloomberg.
Note: Prices as of the close on July 21, 2006 pre-Barrick bid announcement. Rates of return excluding dividends.

NovaGold RESOURCES INC.

26

Achieving Near-Term Milestones Expected to Result in Significant Value Enhancement NovaGold has one of the most compelling growth profiles in the gold industry The Barrick bid does not recognize the potential for a significant value increase associated with the commencement of gold production Galore Creek Donlin Creek Nome Operations Complete Permitting, Start Construction Mine Construction Begin Production Full Production Interim Resource Update, Permitting in Process Feasibility Study, Permitting in Process Complete Permitting and Make Construction Decision Begin Mine Construction NovaGold Interim Resource Update NovaGold Updated Economic Study Barrick Pre-Feasibility Study Barrick Back-in Deadline 1 – 2 Months 2 – 6 Months 6 – 12 Months 12 – 18 Months

Significant Multiple Expansion Expected with Progression Towards Production NovaGold will achieve a number of milestones over the near-term which will substantially advance the Company’s evolution from a development to a production company Enterprise Value / oz (US$) (1) Enterprise Value per Ounce of Gold Resource at Various Stages of Development NovaGold Avg. $51/oz Avg. $114/oz Avg. $146/oz (2) (3) Pre-Feasibility (4) Feasibility (4) Production Source: Company filings. Prices as of close on August 11, 2006. NovaGold's Enterprise Value reflects Barrick's bid of US$14.50. Based on 70% ownership in Donlin Creek and gold equivalent resources, converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. At 30% of Donlin Creek, this amount would be US$23 / oz of gold equivalent resource. Gold equivalent resources do not include a recovery factor. Based on 70% ownership in Donlin Creek and gold resources only. At 30% of Donlin Creek, this amount would be US$48 / oz of gold resource. Definition of Pre-Feasibility: Announced pre-feasibility study in process or completed. Definition of Feasibility: Announced feasibility in process or completed.$19 $33 $0 $50 $100 $150 $200 $250 $300 $350 Axmin Kimber Orezone Cumberland Minefinders Miramar Int. Minerals Aurizon Viceroy Palmarjero Cambior Bema Glamis Gammon Lake Eldorado Barrick Centerra Kinross Alamos Yamana Agnico Newmont Meridian Source: Company filings. 1) Prices as of close on August 11, 2006.  NovaGold's Enterprise Value reflects Barrick's bid of US$14.50. 2) Based on 70% ownership in Donlin Creek and gold equivalent resources, converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper.  At 30% of Donlin Creek, this amount would be US$23 / oz of gold equivalent resource.  Gold equivalent resources do not include a recovery factor. 3) Based on 70% ownership in Donlin Creek and gold resources only.  At 30% of Donlin Creek, this amount would be US$48 / oz of gold resource. 4) Definition of Pre-Feasibility: Announced pre-feasibility study in process or completed.  Definition of Feasibility: Announced feasibility in process or completed.

Progress Towards Production and Increases in Resources Create Shareholder Value Alamos Price / Share (US$) % Increase in S&P / TSX Gold Index Exploration Achieving commercial production is generally a catalyst for a valuation re-rating as investors assign significantly higher valuation multiples to producing companies Case Study: Alamos Gold (Mulatos) Gammon Lake Price / Share (US$) Case Study: Gammon Lake (Ocampo) Resources typically increase from original estimates due to exploration which results in a significant increase in value Source: Factset, Company filings and Wall Street research. 1) Includes measured and indicated resources, and inferred resources only. 2) Poured first gold / silver doré at Ocampo. 3) Based on gold equivalent resources assuming US$515/oz for gold and US$8/oz for silver. % Increase in S&P / TSX Gold Index Feasibility Phase 1 Development Commercial Production Feasibility, Gold resources increased from 3.3mm ozs to 4.4mm ozs Production Gold resources increased to 5.8mm ozs of gold Phase I Commercial IPO Exploration Feasibility Development Production 2/21/2003 7/24/2003 6/2/2004 2/13/2006 4/3/2006 Stock Price $1.03 $1.18 $2.15 $7.40 $9.20 % Increase -- 14.6% 108.7% 618.4% 793.2% Enterprise Value ($mm) NA $32 $76 $532 $663 EV / Resource ($ / oz) (1) NA NA $19 $177 $221 $0.00 $3.00 $6.00 $9.00 $12.00 $15.00 $18.00 $21.00 Sep-03 Jan-04 May-04 Oct-04 Feb-05 Jun-05 Nov-05 50% 75% 100% 125% 150% 175% 200% 225% 250% Gammon Lake S&P / TSX Gold Index IPO Feasibility Production (2) 9/4/2003 11/11/2004 2/1/2006 Stock Price $4.15 $5.61 $14.99 % Increase -- 35.2% 261.2% Enterprise Value ($mm) NA $321 $1,078 NA 185 EV / Resource ($ / oz) (3) NA $42 $104

Galore Exploration Galore Resources Expanded Galore Resources Expanded Donlin Resources Expanded NovaGold is Rapidly Advancing To Production Galore Pre-Feasibility NovaGold expects to see a meaningful valuation multiple expansion as it continues to grow its resource base and commences production in 2007 Source: Factset, Company filings and Wall Street research. 1) Includes Measured and Indicated resources and Inferred gold resources only. NovaGold Price / Share (US$) % Increase in S&P / TSX Gold Index $0.00 $4.00 $8.00 $12.00 $16.00 $20.00 Dec-03 Apr-04 Aug-04 Jan-05 May-05 Sep-05 Feb-06 Jun-06 50% 75% 100% 125% 150% 175% 200% 225% 250% NovaGold S&P / TSX Gold Index Galore Galore Donlin AMEX Galore Resources Resources Galore Resources Listing Exploration Expanded Expanded Pre-Feasibility Expanded 12/2/2003 6/3/2004 1/10/2005 4/19/2005 10/5/2005 1/20/2006 Stock Price $5.07 $4.13 $7.31 $8.02 $7.77 $10.23 % Increase -- (18.5%) 44.2% 58.2% 53.3% 101.8% Enterprise Value ($mm) $297 $249 $528 $596 $547 $818 Estimated Resource (mm oz) (1) 25.9 29.5 33.3 40.4 40.4 43.5 Enterprise Value / Resource ($ / oz) $11 $8 $16 $15 $14 $19

At the time of the Barrick bid, NovaGold's share price was trading 29.1% below its six month high and only 9.7% above its six month low As recently as May 2, 2006, NovaGold’s shares traded as high as US$16.47, 13.6% above Barrick’s bid NovaGold Price / Share (US$) Lowest Share price before Barrick bid 6/13/06 - $10.64 Highest Share price before Barrick bid 5/2/06 - $16.47 Closing Share price day before bid 7/23/06 - $11.67 9.7% Barrick initiates discussions with NovaGold 2/27/06 - $12.42 % Increase in S&P / TSX Gold Index Barrick Exploits a Recent Decline in Gold Equities Source: Public filings and Bloomberg. All amounts in US$. Barrick Bid = $14.50 Gold six month high $715 / oz Gold low $560 / oz - 6/14/06 $10.00 $12.00 $14.00 $16.00 $18.00 Feb-06 Mar-06 Apr-06 Jun-06 Jul-06 80% 90% 100% 110% 120% 130% 140% NG S&P / TSX Gold Index

Closing Share price day before Barrick bid 7/21/06 - $11.67 13.6% NovaGold shares have consistently traded at prices above Barrick’s bid On August 11, 2006, NovaGold’s share price of US$16.61 was 14.6% higher than Barrick’s bid Price / Share (US$) Barrick bid = $14.50 Lowest Share price before Barrick bid 6/13/06 - $10.64 Highest Share price before Barrick bid 5/2/06 - $16.47 Share Price 8/11/06 $16.61 9.7% 14.6% Barrick Bid Represents a Significant Discount to NovaGold’s Current Share Price Source: Public filings and Bloomberg. All amounts in US$, unless otherwise noted. 1) Represents the trading period since Barrick's offer. 2) Excludes shares held by NovaGold management. $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 Apr-06 May-06 May-06 Jun-06 Jun-06 Jul-06 Jul-06 Aug-06 US Canadian Six Month High $17.28 C$19.47 Six Month Low 10.64 11.82 Volume Weighted Average Price (1) 16.06 18.31 Total Volume Since Offer (000's) 34,628 17,366 Volume as a % of Float (2) 39.0% 19.5%

Hostile Barrick Bid Does Not Provide an Adequate Control Premium Global Transactions (2) Canadian Transactions (3) Barrick bid for NovaGold 13.9% (1) (4) Source: Securities Data Corporation and other publicly available information. Note: Precedent take-over premiums based on target’s unaffected stock price, generally 20 trading days prior to announcement date. Premium based on the Barrick bid of US$14.50 per Share relative to the closing price of the Shares on AMEX on June 23, 2006 of US$12.73 per Share, 20 trading days prior to announcement date. Includes average premium of closed transactions greater than US$500 million from January 1, 2000 to August 3, 2006. Includes average premium of closed transactions greater than US$250 million from January 1, 2000 to August 3, 2006. Includes average premium of Barrick’s acquisition of Arequipa Resources, Sutton Resources, Pangea Goldfields, Homestake Mining and Placer Dome, as well as the bid for Pioneer. The following chart illustrates the average 20 trading day premiums paid since beginning of 2000, in mining, gold and copper transactions globally and in Canada, as well as transactions which Barrick itself has effected In the Board’s view, the Barrick bid does not reflect an adequate premium for control of NovaGold 46% 34% 60% 44% 38% 47% 62% 56% 39% 58% 0% 10% 20% 30% 40% 50% 60% 70% Metals & Mining Unsolicited Unsolicited Metals & Mining Gold Copper Metals & Mining Unsolicited Unsolicited Metals & Mining Gold Barrick Transactions % Premium Source:  Securities Data Corporation and other publicly available information.  Note:  Precedent take-over premiums based on target’s unaffected stock price, generally 20 trading days prior to announcement date. 1) Premium based on the Barrick bid of US$14.50 per Share relative to the closing price of the Shares on AMEX on June 23, 2006 of US$12.73 per Share, 20 trading days prior to announcement date. 2) Includes average premium of closed transactions greater than US$500 million from January 1, 2000 to August 3, 2006. 3) Includes average premium of closed transactions greater than US$250 million from January 1, 2000 to August 3, 2006. 4) Includes average premium of Barrick’s acquisition of Arequipa Resources, Sutton Resources, Pangea Goldfields, Homestake Mining and Placer Dome, as well as the bid for Pioneer.

Bid Undervalues NovaGold Based on Recent Transaction Multiples

- Barrick's bid implies a value per resource ounce for NovaGold which is substantially below values implied by recent transactions



Enterprise Value per Ounce Resource (US$ / oz) (1)
$140
$120
$100
$80
$60
$40
$20
$0
US$ Gold Price at Announcement Date
$800
$700
$600
$500
$400
$300
$200
$100
$0
$33 (2)
$19 (3)
Jan-00
Mar-02
Apr-02
Jul-03
May-05
Oct-05
Dec-05
Jan-06
Feb-06
May-06
Jul-06
Barrick Gold / Pangea Goldfields
Glamis Gold / Francisco Gold
Meridian Gold / Brancote Holdings
Placer Dome / East African Gold
Agnico Eagle / Riddarhyttan
Crew / Gulnor
Goldcorp / Virginia Gold
Gold Fields / Bolivar
Yamana / Desert Sun
Gammon Lake / Mexgold
Barrick / NovaGold (4)
Enterprise Value per Ounce Resource
Gold Price at Announcement Date

Source: Company filings and Wall Street research.

1) Enterprise Value is equal to equity price paid plus debt less cash. NovaGold's Enterprise Value reflects Barrick's bid of US$14.50.
2) Based on 70% ownership in Donlin Creek and gold resources only. At 30% of Donlin Creek, this amount would be US$48 / oz of gold resource.
3) Based on 70% ownership in Donlin Creek and gold equivalent resources, converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. At 30% of Donlin Creek, this amount would be US$23 / oz of gold equivalent resource. Gold equivalent resources do not include a recovery factor.
4) Only includes Donlin Creek, Galore Creek and Nome Operations.

NovaGold RESOURCES INC.

34

NovaGold’s Board is Pursuing Value Maximization Alternatives Special Committee has been formed RBC and Citigroup retained as financial advisors In discussions with some of the world’s largest mining companies with signed confidentiality agreements Committed to maximizing shareholder value

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board believes that: The Barrick bid significantly undervalues NovaGold The Barrick bid does not reflect the value of NovaGold’s 70% ownership in the Donlin Creek project NovaGold is approaching major project milestones in the months ahead that will demonstrate significant additional value on a stand-alone basis Greater value may be generated through alternative transactions than through the Barrick bid

Appendix A: Misuse of Confidential Information The following summary is of a general nature only and is neither exhaustive of all possible considerations applicable to the misuse of confidential information nor is it intended as legal advice. Investors who wish legal advice on this issue should consult their own legal advisors. • The test for common law breach of confidence contains three elements: a) that the information conveyed was confidential; b) that it was communicated in confidence; and c) that it was misused by the party to whom it was communicated. Lac Minerals Ltd. v. International Corona Resources Ltd., [1989] 2 S.C.R. 584 • The question of what constitutes “confidential information” can be put this way: If an honourable man in the defendant’s position, upon being asked before receiving the information, “If we cannot make a deal, will you use without our consent what we tell you to enrich yourself?” would answer, “Of course not, the information is confidential,” the information fairly falls under the rubric “confidential”. • With respect to the second condition of confidentiality, whether the information was communicated in confidence, it has been said that if the circumstances are such that any reasonable man standing in the shoes of the recipient of the information would have realized that upon reasonable grounds the information was being given to him in confidence, then this should suffice to impose upon him the equitable obligation of confidence. • Once the first two elements of breach of confidence have been established, and it has been shown that the defendant has used confidential information, the burden shifts to the defendant to demonstrate that its use was a permitted use. • The relevant question to be asked is, “What is the recipient entitled to do with the information?” and not, “To what use is he prohibited from putting it?” Any use other than a permitted use is prohibited and amounts to a breach of duty. When information is provided in confidence, the obligation is on the recipient to show that the use to which he put the information is not a prohibited use. • In breach of confidence cases there is considerable flexibility in remedy. One remedy is the imposition of a constructive trust, so that the defendant holds an asset for the plaintiff who would have acquired it but for the defendant’s breach of duty.

This presentation uses the terms “measured”, “indicated” and “inferred” resources. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the “SEC”) does not recognize them. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the “inferred resources” will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. National Instrument 43-101 - Standard of Disclosure for Mineral Projects (“NI 43-101”), which governs disclosure of scientific or technical information in relation to mineral projects by Canadian public companies, requires disclosure of mineral reserves and resources to fall within specifically defined categories. The historic resource for the Nome Operations set out on p. 11 was completed by the Alaska Gold Company in 1995. Although believed by management of NovaGold to be relevant and reliable, this historic resource pre-dates NI 43-101 and is not compliant with NI 43-101 resource categories. The historic resource for the Ambler deposit set out on p. 11 was completed by Kennecott in 1995. Although believed by management of NovaGold to be relevant and reliable, this historic resource pre-dates NI 43-101 and is not compliant with NI 43-101 resource categories. Cautionary Note to United States Investors